SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2003

CRYO-CELL International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23386	22-3023093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3165 McMullen Booth Road, Bldg. B, Clearwater, FL	33761
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 450-8000

Not applicable

(Former name or former address, if changed since last report)

Item 4.    Changes to Registrant’s Certifying Accountant.

On May 13, 2003, Ernst & Young LLP (“E&Y”) notified the Company that E&Y had resigned as the Company’s independent auditors effective immediately.

E&Y was engaged on March 11, 2003, to conduct an audit of the Company’s consolidated financial statements for the year ending November 30, 2003. However, as a result of E&Y’s resignation prior to completing any audits or quarterly reviews, E&Y has not rendered any reports on the Company’s consolidated financial statements as of any date or for any period.

From the date of E&Y’s engagement through the date of its resignation, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to E&Y’s satisfaction, would have caused them to make reference to the subject matter in connection with any reports they may have rendered on the Company’s consolidated financial statements provided, however:

E&Y informed the Company that information had come to its attention that if further investigated may materially impact the fairness and reliability of previously issued financial statements and financial statements to be issued covering subsequent periods.

Specifically, in connection with a review of the Company’s condensed consolidated financial statements for the three month period ended February 28, 2003, which E&Y commenced but was unable to complete prior to its resignation, E&Y raised questions to management and the Audit Committee with respect to the Company’s historical accounting treatment of stem cell storage fees and revenue sharing agreements (RSAs). First, E&Y questioned whether the Company’s recognition of revenue for annual storage fees received from customers at the time of receipt was in conformity with generally accepted accounting principles. E&Y expressed its belief that such annual storage fees should be accounted for by initially recording a deferred liability with revenue recognized ratably over the period covered by the annual storage fee. The Company concurs with E&Y with respect to the treatment of such storage fees, and intends to restate prior period financial statements as soon as possible with respect to this matter.

Second, with respect to the RSAs, E&Y questioned whether the Company’s historical accounting practice of immediately recognizing revenue at the time the RSA was entered into was in conformity with generally accepted accounting principles. Upon review, the Company concurs with E&Y that the amount of each RSA should not be recognized immediately as revenue. However, the Company continues to evaluate the proper accounting treatment for its RSAs. Due to E&Y’s resignation, E&Y did not expand the scope of its review or conduct further investigation to reach a definitive conclusion as to the proper accounting treatment related to the Company’s RSAs.

In May 2003, the Company initiated a discussion with the staff of the Office of Chief Accountant of the Securities and Exchange Commission to assist the Company in its determination of the proper accounting treatment for the RSAs.

Other than as set forth above, there have been no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K during the period of E&Y’s engagement.

The Company has authorized E&Y to respond fully to any inquiries of the successor accountant, when appointed, concerning these matters.

A copy of the letter from E&Y to the Securities and Exchange Commission dated May 20, 2003, stating whether or not it agrees with the above statements, is included as Exhibit 16.1 to this report.

The Company is in the process of selecting new independent auditors. The Audit Committee and the Board of Directors have identified several potential accounting firms and are currently in discussions with these firms.

Item 7.    Financial Statements and Exhibits

(c)	Exhibits.

16.1	Letter from Ernst & Young, LLP dated May 20, 2003

99.1	Press Release dated May 20, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRYO-CELL INTERNATIONAL, INC.
(Registrant)

Date: May 20, 2003	By:	/s/ Jill M. Taymans
	Name:	Jill M. Taymans
	Title:	Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Ernst & Young, LLP dated May 20, 2003

99.1	Press Release dated May 20, 2003